FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of this 6 day of May, 1997, by and between AMBASSADOR VIII, L.P., a Delaware limited partnership ("Purchaser") and PARK COLONY INVESTORS, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale, dated as of April 30, 1997, (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement; and

     WHEREAS, Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. The parties hereby agree to insert Schedule 16.2.4. (attached hereto as Schedule 16.2.4.) into the Agreement.

3. The service contract list attached hereto as Exhibit H is hereby substituted into the Agreement, replacing the previous Exhibit H. Notwithstanding Paragraph 9.2.3. of the Agreement, Purchaser agrees to assume the service contracts shown on Exhibit H except for the following: Compleat Resource Group, GE Capital - Rescom L.P. and Cintas Uniforms. Seller shall be solely responsible for any costs associated with the termination of any service contracts that are not being assigned to, and assumed by, Purchaser at Closing.

4. Seller agrees to give Purchaser a credit at Closing for the amount of any upfront inducement fees that Seller has received in connection with the service contract with Web Service Company that are attributable to the time period of Purchaser's ownership of the Property.

5. The second to last sentence of Paragraph 7.5.3. of the Agreement is hereby deleted and the following sentence inserted in its place: "Seller shall not apply any security deposit to rent due for any tenant unless such tenant shall be in default under its lease, and in the event payment of rent more than one month in advance is made by any tenant of the Property such payment shall be fully disclosed to Purchaser and Purchaser shall receive a credit at Closing to the extent such advance rent is attributable to any period of time after Closing."

6. The deadline for Purchaser's right to terminate if Purchaser's board of approval does not approve the transaction contemplated in the Agreement (as set forth in Paragraph 7.1 of the Agreement) is hereby extended from May 7, 1997, until 5:00 p.m. Chicago time on May 9, 1997. If written notice of such termination is not received by Seller prior to 5:00 p.m. Chicago time on May 9, 1997, then the right of Purchaser to terminate the Agreement pursuant to Paragraph 7.1 of the Agreement shall be waived.

7. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

8. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                         PURCHASER:

                         AMBASSADOR VIII, L.P., a Delaware limited partnership

                         By:  Ambassador Apartments, Inc.,
                              a Maryland corporation

                              By:   /s/ Adam D. Peterson
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                              Name:     Adam D. Peterson
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                              Its:      Executive Vice President
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                         SELLER:

                         PARK COLONY INVESTORS,
                         an Illinois limited partnership

                         By:  Balcor Partners-84II, Inc.,
                              a Delaware corporation, its general partner

                              By:   /s/ Jerry M. Ogle
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                              Name:     Jerry M. Ogle
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                              Its:      Managing Director and Secretary
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